Humana Inc.
500 West Main Street
P.O. Box 1438
Louisville, KY 40202
http://www.humana.com

news release

For More Information Contact:

Regina Nethery
Humana Investor Relations
(502) 580-3644
E-mail:  rnethery@humana.com

Tom Noland
Humana Corporate Communications
(502) 580-3674
E-mail:  tnoland@humana.com

Humana Inc. Reaffirms Earnings per Share Guidance

LOUISVILLE, KY - June 22, 2005 - Humana Inc. (NYSE: HUM) announced today that members of its management team are scheduled to meet with investors at various times during the remainder of June 2005. During such meetings Humana will reaffirm its earnings per share ("EPS") guidance of $0.47 to $0.50 for the second quarter of 2005 and $2.23 to $2.25 for the full year 2005. This guidance is consistent with that issued in Humana's press release dated May 2, 2005, and subsequently reiterated in investor presentations posted to the Investor Relations section of its web site (www.humana.com) at the time of such presentations. Humana will post copies of investor presentations to its web site concurrent with the related meetings. The company's Investor Relations web site includes a calendar of events detailing planned meetings with investors as well as upcoming quarterly earnings releases.

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Humana Inc., headquartered in Louisville, Ky., is one of the nation's largest publicly traded health benefits companies, with approximately 7 million medical members. Humana offers a diversified portfolio of health insurance products and related services - through traditional and consumer-choice plans - to employer groups, government-sponsored plans, and individuals.

Over its 44-year history, Humana has consistently seized opportunities to meet changing customer needs. Today, the company is a leader in consumer engagement, providing guidance that leads to lower costs and a better health plan experience throughout its diversified customer portfolio.

More information regarding Humana is available to investors via the Investor Relations page of the company's web site at http://www.humana.com, including copies of:

  Annual report to stockholders;

  Securities and Exchange Commission filings;

  Most recent investor conference presentation;

  Quarterly earnings news releases;

  Replay of most recent earnings release conference call;

  Calendar of events (includes upcoming earnings conference call dates, times, and access number, as well as planned interaction with institutional investors);

  Corporate Governance Information.

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